UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CURO GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	90-0934597
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas	67205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221081

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of CURO Group Holdings Corp. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-221081 (as subsequently amended, the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 24, 2017, and is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CURO GROUP HOLDINGS CORP.

Date: December 4, 2017	By:	/s/ Vin Thomas
	Name:	Vin Thomas
	Title:	Secretary and Chief Legal Officer